                                                                   Exhibit 11.1

                    VITRONICS CORPORATION AND SUBSIDIARIES
                    CALCULATION OF NET INCOME PER COMMON SHARE
            (For the years ended December 31, 1996 and December 31, 1995)

                                                                        DECEMBER 31, 1996
                                                                    --------------------------
                                                                                     FULLY
                                                                      PRIMARY       DILUTED
                                                                    ------------  ------------
Net income........................................................  $    802,000   $  802,000
Weighted average shares outstanding:
  Common stock....................................................    10,199,621   10,199,621
  Stock options...................................................       379,052      388,475
  Weighted averaged shares outstanding............................    10,578,673   10,588,096
                                                                    ------------  ------------
Income per share..................................................  $        .08   $      .08

                                                                        DECEMBER 31, 1995
                                                                    --------------------------
                                                                                     FULLY
                                                                      PRIMARY       DILUTED
                                                                    ------------  ------------
Net income........................................................  $  2,775,000   $2,848,000
Weighted average shares outstanding:
  Common stock....................................................     8,576,217    8,576,217
  Convertible debentures..........................................            --    1,492,603
  Warrants........................................................       139,150      143,253
  Stock options...................................................       452,790      475,648
  Weighted averaged shares outstanding............................     9,168,158   10,687,721
                                                                    ------------  ------------
Income per share..................................................  $        .30   $      .27

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